PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Fourth Quarter and Full Year 2025 Results

Reported revenue of $70.9 million for the full year 2025, driven by mobile network operator partners and the U.S. Government

Secured over $1.2 billion in aggregate contracted revenue commitments from partners

Successfully completed unfolding of BlueBird 6, the largest commercial communications array ever deployed in low Earth orbit, expected to greatly exceed 120 Mbps peak data speeds

Continued orbital launch campaign with encapsulation of BlueBird 7 at Cape Canaveral in February and expected launch during March, with additional launches expected every one to two months on average to reach goal of 45 to 60 satellites in orbit by end of 2026

MIDLAND, Texas, March 2, 2026 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the fourth quarter and full year ended December 31, 2025.

“For the first time in 2025, AST SpaceMobile became a revenue generating business and it significantly advanced all key aspects of our operations including commercial, government, manufacturing, spectrum rights, IP portfolio, and capital position,” commented Abel Avellan, AST SpaceMobile’s Chairman and Chief Executive Officer. “In 2026, we expect to scale our space-based direct-to-device network from initial commercial activation toward the start of broader commercial service.”

Business Update

•
Reported revenue of $70.9 million for the full year 2025, driven by mobile network operator partners and the U.S. Government
o
Product revenue underpinned by delivery of 15 gateways across five continents
o
Service revenue across multiple contracts and use cases under development with the U.S. Government
o
Revenue expected to grow during 2026 ahead of commercial service activation, supported by backlog of mobile network operator partner revenue and U.S. Government contract milestones
•
Continued orbital launch campaign with encapsulation of BlueBird 7 at Cape Canaveral in February and expected launch during March, with additional launches expected every one to two months on average to reach goal of 45 to 60 satellites in orbit by end of 2026
o
Successfully completed unfolding of BlueBird 6, the largest commercial communications array antenna ever deployed in LEO, expected to greatly exceed the 120 Mbps peak data speeds
o
BlueBird 8 to BlueBird 29 are in various stages of production and expect to complete assembly of 40 satellites equivalent of microns by first half of 2026
o
Acquired fourth site in Midland, Texas for dedicated micron production, increasing total manufacturing square footage soon to be over 500,000 globally
•
Continued to grow partner ecosystem through multiple agreements as SpaceMobile network commercialization efforts advance ahead of scaled commercial and government activation
o
Secured over $1.2 billion of aggregate contracted revenue commitments from commercial partners
o
Received $175.0 million commercial prepayment from stc Group as part of 10-year, regional definitive commercial agreement
o
Expanded commercial partnerships globally with Orange, Telefonica, CK Hutchison, Taiwan Mobile, Sunrise, and progressed initiatives with Vodafone
o
Awarded $30.0 million prime contract award by the Space Development Agency for HALO Europa Track 2 commercial solutions program as demand for differentiated on-orbit capabilities and tactical use cases grows
o
Awarded prime contract position on U.S. Missile Defense Agency SHIELD Program
•
Robust balance sheet with over $3.9 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for the convertible notes offering and availability under the ATM facility (as of December 31, 2025)
o
In February 2026, raised $1.075 billion of gross proceeds from a new 10-year convertible senior notes offering, with a 2.250% coupon and effective conversion price of $116.30 per share of Class A common stock
o
In February 2026, efficiently managed capital structure and financial assets, equitizing $250.0 million of the 2.375% convertible senior notes due 2032 and $46.5 million of the 4.250% convertible senior notes due 2032

Fourth Quarter and Full Year 2025 Financial Highlights

•
Fourth quarter revenue of $54.3 million and full year revenue of $70.9 million, driven by gateway deliveries and U.S. Government milestones met
•
Total operating expenses for the fourth quarter of 2025 were $126.6 million, including $30.9 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $32.2 million as compared to $94.4 million in the third quarter of 2025 due to a $23.9 million increase in cost of revenues mainly attributable to increased volume of gateway deliveries, a $5.4 million increase in engineering services costs, a $3.5 million increase in research and development costs, and a $3.0 million increase in depreciation and amortization expense, partially offset by a $3.6 million decrease in general and administrative costs
•
Adjusted operating expenses(1) for the fourth quarter of 2025 were $95.7 million, an increase of $28.0 million as compared to $67.7 million in the third quarter of 2025 due to a $23.4 million increase in Adjusted cost of revenues(1), a $3.0 million increase in Adjusted engineering services costs(1), a $3.5 million increase in research and development costs, partially offset by a $1.9 million decrease in Adjusted general and administrative costs(1). Our Adjusted operating expenses(1) for the fourth quarter of 2025 excluding Adjusted cost of revenues(1), was $66.8 million, compared to $62.2 million in the third quarter of 2025
•
As of December 31, 2025, we had cash, cash equivalents, and restricted cash of $2.8 billion
•
As of December 31, 2025, we had incurred approximately $1.6 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of $173.7 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See “Non-GAAP Financial Measures” below for additional information. See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted cost of revenues to Cost of revenues, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted cost of revenues, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, March 2, 2026. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor

Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K to be filed with the SEC on March 2, 2026.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K to be filed with the SEC on March 2, 2026. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Fourth Quarter and Fiscal Year 2025 Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,335,683	$564,988
Restricted cash	877	2,546
Accounts receivable, net (includes related party accounts receivable of $2,091 and $0 at December 31, 2025 and 2024, respectively)	37,726	1,400
Inventory	12,007	1,062
Prepaid expenses	11,955	7,887
Other current assets	60,264	22,363
Total current assets	2,458,512	600,246

Non-current assets:
Restricted cash	443,400	-
Property and equipment, net	1,398,761	337,669
Intangible assets, net	245,093	-
Operating lease right-of-use assets, net	19,420	14,014
Other non-current assets (includes related party loan receivable of $18,187 and $0 at December 31, 2025 and 2024, respectively)	449,201	2,632
TOTAL ASSETS	$5,014,387	$954,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,763	$17,004
Accrued expenses and other current liabilities	69,246	12,195
Current contract liabilities	19,887	41,968
Current operating lease liabilities	2,449	1,856
Current portion of long-term debt	11,999	2,919
Total current liabilities	150,344	75,942

Non-current liabilities:
Warrant liabilities	7,471	41,248
Non-current operating lease liabilities	17,479	12,652
Non-current contract liabilities	207,093	-
Long-term debt, net	2,207,583	155,573
Other non-current liabilities	32,092	-
Total liabilities	2,622,062	285,415

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value, 800,000,000 shares authorized, 285,449,911 and 208,173,198 shares issued and outstanding as of December 31, 2025 and 2024, respectively	27	20
Class B Common Stock, $.0001 par value, 200,000,000 shares authorized, 11,227,292 shares issued and outstanding as of December 31, 2025 and 2024, respectively	4	4
Class C Common Stock, $.0001 par value, 125,000,000 shares authorized, 78,163,078 shares issued and outstanding as of December 31, 2025 and 2024, respectively	8	8
Additional paid-in capital	2,671,770	969,004
Accumulated other comprehensive income (loss)	1,351	(176)
Accumulated deficit	(831,685)	(489,745)
Noncontrolling interest	550,850	190,031
Total stockholders' equity	2,392,325	669,146

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,014,387	$954,561

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024	2023
Revenues:
Products revenues (includes related party revenues of $2,091, $0 and $0 for the years ended December 31, 2025, 2024 and 2023 respectively)	$44,389	$500	$-
Services revenues	26,529	3,918	-
Total revenues	70,918	4,418	-

Operating expenses:
Cost of revenues (exclusive of items shown separately below)
Cost of revenues - products (includes related party cost of revenues of $1,329, $0 and $0 for the years ended December 31, 2025, 2024 and 2023, respectively)	33,032	-	-
Cost of revenues - services	2,184	-	-
Engineering services costs	142,510	93,491	78,811
General and administrative costs	101,679	61,566	41,601
Research and development costs	28,115	28,783	47,486
Depreciation and amortization	51,111	63,340	54,469
Total operating expenses	358,631	247,180	222,367

Other (expense) income:
(Loss) gain on remeasurement of warrant liabilities	(68,154)	(268,627)	8,986
Interest expense	(36,071)	(18,681)	(4,511)
Interest income (includes related party interest income of $564, $0 and $0 for the years ended December 31, 2025, 2024 and 2023, respectively)	49,233	14,164	7,186
Other (expense) income, net	(114,408)	1,867	(10,290)
Loss on extinguishment of debt	-	(10,963)	-
Total other (expense) income, net	(169,400)	(282,240)	1,371

Loss before income tax expense	(457,113)	(525,002)	(220,996)
Income tax expense	(3,898)	(1,328)	(1,681)
Net loss before allocation to noncontrolling interest	(461,011)	(526,330)	(222,677)

Net loss attributable to noncontrolling interest	(119,071)	(226,247)	(135,116)
Net loss attributable to common stockholders	$(341,940)	$(300,083)	$(87,561)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(1.34)	$(1.94)	$(1.07)
Weighted-average number of shares
Basic and diluted	255,982,592	154,501,344	81,824,122

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Year Ended December 31,
	2025	2024	2023

Net loss before allocation to noncontrolling interest	$(461,011)	$(526,330)	$(222,677)
Other comprehensive income (loss)
Foreign currency translation adjustments	2,049	(586)	(6)
Total other comprehensive income (loss)	2,049	(586)	(6)
Total comprehensive loss before allocation to noncontrolling interest	(458,962)	(526,916)	(222,683)
Comprehensive loss attributable to noncontrolling interest	(118,549)	(226,430)	(135,120)
Comprehensive loss attributable to common stockholders	$(340,413)	$(300,486)	$(87,563)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2025	2024	2023

Revenues:
Products revenues (includes related party revenues of $2,091, $0 and $0 for the three months ended December 31, 2025, 2024 and 2023 respectively)	$36,218	$500	$-
Services revenues	18,087	1,418	-
Total revenues	54,305	1,918	-

Operating expenses:
Cost of revenues (exclusive of items shown separately below)
Cost of revenues - products (includes related party cost of revenues of $1,329, $0 and $0 for the three months ended December 31, 2025, 2024 and 2023, respectively)	27,229	-	-
Cost of revenues - services	2,184	-	-
Engineering services costs	46,164	30,945	19,992
General and administrative costs	26,231	15,889	10,528
Research and development costs	9,057	5,348	10,766
Depreciation and amortization	15,717	8,460	19,592
Total operating expenses	126,582	60,642	60,878

Other (expense) income:
(Loss) gain on remeasurement of warrant liabilities	(2,854)	16,212	(12,468)
Interest expense	(18,133)	(3,949)	(3,024)
Interest income (includes related party interest income of $564, $0 and $0 for the three months ended December 31, 2025, 2024 and 2023, respectively)	20,781	5,277	1,389
Other (expense) income, net	(22,556)	206	(55)
Loss on extinguishment of debt	-	(10,963)	-
Total other (expense) income, net	(22,762)	6,783	(14,158)

Loss before income tax expense	(95,039)	(51,941)	(75,036)
Income tax expense	(2,614)	(156)	(2,088)
Net loss before allocation to noncontrolling interest	(97,653)	(52,097)	(77,124)

Net loss attributable to noncontrolling interest	(23,687)	(16,239)	(45,198)
Net loss attributable to common stockholders	$(73,966)	$(35,858)	$(31,926)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.26)	$(0.18)	$(0.35)
Weighted-average number of shares
Basic and diluted	284,150,650	199,219,379	90,008,459

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2025	2024	2023

Net loss before allocation to noncontrolling interest	$(97,653)	$(51,941)	$(77,124)
Other comprehensive income
Foreign currency translation adjustments	166	190	520
Total other comprehensive income	166	190	520
Total comprehensive loss before allocation to noncontrolling interest	(97,487)	(51,751)	(76,604)
Comprehensive loss attributable to noncontrolling interest	(23,698)	(16,486)	(44,894)
Comprehensive loss attributable to common stockholders	$(73,789)	$(35,265)	$(31,710)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(461,011)	$(526,330)	$(222,677)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	51,111	63,340	54,469
Amortization of debt issuance costs	2,728	3,734	1,155
Amortization of debt commitment fee	4,033	-	-
Write off of unamortized debt issuance costs	-	5,483	-
Loss on disposal/sale of property and equipment	4,605	2,221	110
Induced conversion expense on convertible notes	99,681	-	-
Loss (gain) on remeasurement of warrant liabilities	68,154	268,627	(8,986)
Stock-based compensation	47,490	32,039	13,289
Non-cash interest expense	1,361	2,959	-
Non-cash interest income	(564)	-	-
Loss from equity method investment	1,205	-	-
Changes in operating assets and liabilities:
Accounts receivable	(36,326)	380	(1,780)
Prepaid expenses and other current assets	(27,622)	(13,334)	13,862
Inventory	(10,945)	(1,062)	-
Accounts payable and accrued expenses	32,251	(6,257)	(149)
Contract liabilities	161,516	41,968	-
Other assets and liabilities	(9,184)	89	1,765
Net cash used in operating activities	(71,517)	(126,143)	(148,942)

Cash flows from investing activities:
Purchase of property and equipment	(1,064,741)	(174,127)	(118,807)
Capital advances to Ligado	(420,000)	-	-
Purchase of spectrum intangibles	(56,397)	-	-
Net cash used in investing activities	(1,541,138)	(174,127)	(118,807)

Cash flows from financing activities:
Proceeds from debt	2,611,523	145,000	63,500
Repayments of debt	(5,120)	(48,752)	(242)
Payment for debt issuance costs	(11,588)	(9,435)	(9,653)
Proceeds from issuance of common stock	1,295,894	551,947	64,639
Payments for third party equity issuance costs	(24,320)	(12,151)	(872)
Proceeds from warrant exercises	-	153,618	-
Issuance of equity under employee stock plan	11,808	4,941	225
Employee taxes paid for stock-based compensation awards	(23,018)	(5,201)	(865)
Purchase of capped call transactions	(98,578)	-	-
Proceeds from capped call sales	74,522	-	-
Payments for debt commitment fee	(11,000)	-	-
Proceeds from share issuances to repurchase 2032 4.25% Convertible Notes	1,010,887	-	-
Payments for repurchase of 2032 4.25% Convertible Notes	(1,003,522)	-	-
Net cash provided by financing activities	3,827,488	779,967	116,732

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,407)	(260)	(142)

Net increase (decrease) in cash, cash equivalents and restricted cash	2,212,426	479,437	(151,159)
Cash, cash equivalents and restricted cash beginning of period	567,534	88,097	239,256
Cash, cash equivalents and restricted cash end of period	$2,779,960	$567,534	$88,097

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$7,231	$2,238	$6,739
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$56,708	$9,309	$18,409
PIK interest paid through issuance of PIK notes	497	2,959	-
Deferred asset acquisition costs paid by issuance of penny warrants	121,156	-	-
Spectrum intangibles acquisition costs accrued or paid by issuance of shares	67,540	-	-
2034 Convertible Notes settled by issuance of Class A Common Stock	139,620	-	-
Settlement of warrant liabilities by issuing shares	101,930	257,337	-
Acquisition of equity investment in and loan receivable from SatCo by contributing exclusive distribution rights	23,497	-	-
Cash paid during the fiscal year for:
Interest	$7,855	$11,988	$3,243
Income taxes, net	6,798	1,669	492

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$29,413	$(459)	28,954
Engineering services costs	46,164	(10,428)	35,736
General and administrative costs	26,231	(4,265)	21,966
Research and development costs	9,057	-	9,057
Depreciation and amortization	15,717	-	15,717
Total operating expenses	$126,582	$(15,152)	$111,430
Less: Depreciation and amortization			(15,717)
Adjusted operating expenses			$95,713

	For the Three Months Ended September 30, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$5,511	$-	$5,511
Engineering services costs	40,836	(8,047)	32,789
General and administrative costs	29,822	(5,940)	23,882
Research and development costs	5,530	-	5,530
Depreciation and amortization	12,716	-	12,716
Total operating expenses	$94,415	$(13,987)	$80,428
Less: Depreciation and amortization			(12,716)
Adjusted operating expenses			$67,712

Adjusted operating expenses, Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs, as cost of revenues, engineering services costs, and general and administrative costs, respectively, adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Cost of revenues, Engineering services costs, and General and administrative costs.